BREED TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of BREED Technologies, Inc., a Delaware corporation (the "Company"), will be held on Thursday, November 19, 1998 at 9:00 a.m. in The Frank Lloyd Wright Reception
Center at Florida Southern College, 111 Lake Hollingsworth Drive, Lakeland, Florida (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders.

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to be transacted at the Meeting.

The Board of Directors has fixed the close of business on Monday, September 21, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof.

Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

By order of the Board of Directors,



LIZANNE GUPTILL, Secretary

September 28, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                            BREED TECHNOLOGIES, INC.
                             5300 OLD TAMPA HIGHWAY
                             LAKELAND, FLORIDA 33811

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 1998

                       ----------------------------------

                                  INTRODUCTION

General

This Proxy Statement is furnished to holders ("Stockholders") of shares of the common stock, $0.01 par value per share ("Common Stock"), of BREED Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, November 19, 1998 at 9:00 a.m. in The Frank Lloyd Wright Reception Center at Florida Southern College, 111 Lake Hollingsworth Drive, Lakeland, Florida, and at any adjournment thereof (the "Meeting").

This Proxy Statement is first being mailed to Stockholders on or about October 16, 1998. The Company will, upon written request of any Stockholder as of the Record Date, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Company, attention of Investor Relations, P.O. Box 33050, Lakeland, Florida 33807-3050. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Record Date

The Board of Directors has fixed the close of business on September 21, 1998 as the record date ("Record Date") for the determination of Stockholders entitled to receive notice of and to vote at the Meeting. Only holders of Common Stock as of the Record Date are entitled to vote at the Meeting or any adjournment thereof. On the Record Date, there were 36,849,438 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Meeting.

Voting and Proxies

When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revokable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Meeting. If Common Stock owned by a Stockholder is registered in the name of more than one person, each person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date is necessary to constitute a quorum for the transaction of business at the Meeting and any adjournment thereof. Under Delaware Law and the Company's Charter and By-laws,
(i) with respect to the election of directors, the affirmative vote of a plurality of the shares present in person or by proxy at the Meeting is required to elect directors and (ii) with respect to any other matter that may properly come before the Meeting, the affirmative vote of a majority of the shares present in person or by proxy at the Meeting is required to approve any such matter. At the Meeting, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not count as either a vote for or against any nominee in connection with the election of directors but will count in determining the minimum number of affirmative votes required for approval of any other matter that properly comes before the Meeting and, accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for Stockholder approval at the Meeting.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

Nominees for Election as Directors

The Company's Board of Directors consists of seven directors, each of whose term will expire on the date of the Meeting. The Board of Directors has nominated seven persons, all of whom have agreed to stand for election at the Meeting. Each nominee has agreed to seek election as a director of the Company and to hold office until the next Annual Meeting of Stockholders or until his/her successor is duly elected and qualified. If any of the nominees become unavailable to serve as a director, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number, designate substitute nominees. If that occurs, the persons named in the accompanying proxy will vote the proxy for the substitute nominee or nominees. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election as a director. In no event, however, can a proxy be voted to elect more than seven directors. The following table sets forth certain information with respect to the nominees:

                                            Principal Occupation, Other Business
                              Director      Experience  During  Past Five Years
Name                    Age    Since        and Other Directorships
----                    ---    -----        ------------------------------------

Johnnie Cordell Breed    54    1986         Chairman  of the Board of  Directors
                                            and Chief  Executive  Officer of the
                                            Company     since     March    1998;
                                            Co-Chairman   and  Chief   Executive
                                            Officer   of   the   Company    from
                                            September  1997 through  March 1998;
                                            President   and   Chief    Operating
                                            Officer   of   the   Company    from
                                            September  1995  through   September
                                            1997;  Vice  Chairman of the Company
                                            from 1986 through August 1995;  Vice
                                            President  of Breed  Corporation,  a
                                            former  defense   contractor   since
                                            1986;  Secretary  and  Treasurer  of
                                            Transcor,   Inc.,   a  provider   of
                                            transportation    travel   services,
                                            since 1982,  and  currently the sole
                                            stockholder  of  Transcor,  Inc.;  a
                                            Trustee of Columbia College of South
                                            Carolina;  Mrs. Breed is the wife of
                                            Allen K. Breed.

Charles J.
  Speranzella, Jr.       42    1997         Vice  Chairman,  President and Chief
                                            Operating  Officer  of  the  Company
                                            since June 1998;  Vice  Chairman and
                                            General  Counsel of the Company from
                                            September  1997  through  June 1998;
                                            Executive Vice President,  Worldwide
                                            Operations and General  Counsel from
                                            March   1997  to   September   1997;
                                            Executive  Vice  President,  General
                                            Counsel and Secretary of the Company
                                            from  May  1995 to  September  1997;
                                            General    Counsel   and   Assistant
                                            Secretary   of  the   Company   from
                                            September 1994 to May, 1995. Various
                                            senior    positions    with    Matra
                                            Hachette's   Fairchild   Space   and
                                            Defense   Corporation   and   Martin
                                            Marietta from 1979 until joining the
                                            Company in 1994.

Larry W. McCurdy         63    1992         President    of    the    Automotive
                                            Aftermarket     Group     of    Dana
                                            Corporation,      an      automotive
                                            components   supplier,   since  July
                                            1998.  Chief  Executive  Officer and
                                            President of Echlin,  Inc from March
                                            1997 to July  1998;  Executive  Vice
                                            President  of Cooper  Industries,  a
                                            manufacturer of automotive products,
                                            from  April  1994  to  March   1997;
                                            President   and   Chief    Executive
                                            Officer of Moog Automotive,  Inc., a
                                            manufacturer      of      automotive
                                            aftermarket products,  from December
                                            1985 to April  1994;  President  and
                                            Chief  Operating  Officer of Echlin,
                                            Inc. from 1983 to 1985;  Director of
                                            Lear   Seating   Corp.   and  Mohawk
                                            Industries,   Inc.;   a  Trustee  of
                                            Millikin University.

Allen K. Breed           71    1986         Chairman  Emeritus  and  Director of
                                            the   Company   since   March  1998;
                                            Co-Chairman    of   the   Board   of
                                            Directors   of  the   Company   from
                                            September  1997 through  March 1998;
                                            Chairman and Chief Executive Officer
                                            of the Company  from  December  1986
                                            through September 1997; Chairman and
                                            President  of Breed  Corporation,  a
                                            former  defense  contractor,   since
                                            1961;  Mr.  Breed is the  husband of
                                            Johnnie Cordell Breed.

Alberto Negro            60    1997         President,  Chief Executive  Officer
                                            and Director of MecaPlast  USA since
                                            March   1998;   retired   as   Chief
                                            Executive  Officer of Fiat Auto USA,
                                            Inc.  in June 1997 after 29 years of
                                            service with Fiat;  Past-Chairman of
                                            SAE Overseas Meeting Group.

Robert W. Shower         61    1997         Director  of  Lear  Corporation,   a
                                            manufacturer      of      automotive
                                            interiors;    Highlands    Insurance
                                            Group,   a  property   and  casualty
                                            insurer; Edge Petroleum Corporation,
                                            an oil and gas exploration  company;
                                            and Nuevo Energy Company, an oil and
                                            gas exploration  company;  Executive
                                            Vice  President and Chief

 Financial
                                            Officer    of     Seagull     Energy
                                            Corporation,    an   oil   and   gas
                                            exploration  and production  company
                                            from December 1993 until April 1996;
                                            a director  from May 1992 until July
                                            1996,  and Senior Vice President and
                                            Chief  Financial  Officer from March
                                            1992  until  December  1993;  Senior
                                            Vice      President,       Corporate
                                            Development for Albert Fisher, Inc.,
                                            a   fresh   fruit   and    vegetable
                                            distribution   company,   from  1991
                                            until 1992.
Dr.-Ing. Franz
    Wressnigg            55    1997         Group     President    of    Siemens
                                            Automotive,   an  automotive   parts
                                            manufacturer,  since 1993;  director
                                            of  Siemens   Austria,   Vienna,   a
                                            division  of Siemens  AG,  from 1989
                                            until   1993;   various   management
                                            positions with Siemens since 1967.


For information relating to shares of Common Stock owned by each of the directors, see "Common Stock Ownership of Certain Beneficial Owners and Management".

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote FOR Johnnie Cordell Breed, Charles J. Speranzella, Jr., Larry W. McCurdy, Allen K. Breed, Alberto Negro, Robert W. Shower and Dr.-Ing. Franz Wressnigg to hold office until the Annual Meeting of Stockholders in 1999 or until their respective successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless Stockholders specify in their proxies a contrary choice.

Board of Director and Committee Meetings

The Board of Directors met 11 times (including by telephone conference) during fiscal 1998. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served in fiscal 1998. The Board of Directors has an Audit Committee and a Compensation Committee. The Audit
Committee, whose members are Messrs. Shower and Wressnigg, recommends independent auditors, reviews the audit of the Company's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Compensation Committee, whose members are Messrs. McCurdy and Negro, reviews and recommends salaries and other compensatory benefits for the principal officers of the Company. During fiscal 1998, the Audit Committee met 4 times and the Compensation Committee met 4 times. The Board of Directors of the Company presently does not have a standing nominating committee or committees performing similar functions. Through the date of the Proxy Statement, all functions normally performed by such a committee have been carried out by the full Board of Directors.

Director Compensation

As compensation for serving on the Board of Directors, members of the Board of Directors who are not employees of the Company are paid $5,000 for attendance at each Board meeting, $1,250 for participation in each telephonic Board meeting, $1,000 for each committee meeting and $2,000 for serving as chairman of any committee of the Board. These fees are in addition to participation in the Company's 1992 Directors Stock Option Plan (the "1992 Director Plan").

Under the 1992 Director Plan, directors of the Company who are not employees of the Company or any subsidiary are eligible to receive non-qualified options to purchase shares of Common Stock of the Company. Under the 1992 Director Plan, options are automatically granted to eligible directors after their election on the date of each annual meeting of Stockholders. The number of shares of Common Stock covered by each director's options is determined by dividing $50,000 by the fair market value of the Company's Common Stock on the date of grant. Such options vest on the first anniversary of the date of grant (or, if earlier, the day prior to the first Annual Meeting of Stockholders of the Company following the date of grant). The exercise price of options granted under the 1992 Director Plan equal the fair market value of the Common Stock on the date of grant. On November 20, 1997, options to purchase 2,685 shares of Common Stock at an exercise price of $18.625 per share were granted to each of Messrs. McCurdy, Negro and Shower.

Certain Transactions

Since November 1992, the Company has engaged the services of Transcor, Inc. ("Transcor") to support its travel requirements. Transcor has provided the Company with airline tickets, computer services, ticket stock and car and hotel rentals. Johnnie Cordell Breed is the sole stockholder of Transcor. During fiscal 1998, the Company paid Transcor gross commissions of $72,303 with respect to $1,450,081of business. In addition, pursuant to the terms of a travel management agreement, the Company is entitled to share in a portion of Transcor's revenues derived from the Company. The Company incurs no cost or fees in connection with this arrangement. The Company believes that the terms of its relationship with Transcor are as favorable as those that are available though other travel companies.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of September 15, 1998 by (i) each person known to the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each of the directors and director nominees, (iii) each of the Named Executive Officers (as defined herein, and (iv) all directors and executive officers of the Company as a group.

                                                Beneficial Ownership of
                                                     Common Stock
                                             ----------------------------
                                              Number of        Percent of
Name of Beneficial Owner (1)                  Shares (2)       Class (3)
----------------------------                 -----------       ----------

Executive Officers and Directors:

Johnnie Cordell Breed .................       8,477,850(4)       23.01%


Charles J. Speranzella, Jr ............          58,244(5)           *


Robert Rapone .........................              --(6)           --


Frank Gnisci ..........................           5,000(7)           *


Allen K. Breed ........................       8,617,552(8)       23.39%


Larry W. McCurdy ......................          13,349(9)           *


Alberto Negro .........................           1,000              *


Robert Shower .........................           2,000              *


Dr.-Ing. Franz Wressnigg ..............              --             --


All executive officers and directors,
        as a group (11 persons) .......      17,174,995(10)      46.61%

Other 5% Stockholders:

A. Breed, Ltd. ........................       8,477,750(11)      23.01%

J. Breed, Ltd. ........................       8,477,750(11)      23.01%

Capital Research and Management Company       2,647,980(12)       7.19%

FMR Corp. .............................       3,442,030(13)       9.29%

Pioneering Management Corporation .....       3,109,400(14)       8.44%


Siemens Aktiengesellschaft ............       4,883,227(15)      13.25%

----------
*    Less than 1%

(1) The business address for Mr. and Mrs. Breed is 5300 Old Tampa Highway, Lakeland, Florida 33811.

(2) Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own securities if he or she has or shares the power to vote or dispose, or to direct the vote or disposition, of such securities or has the right to acquire such beneficial ownership within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities and a person may be deemed to beneficially own securities as to which he or she has no pecuniary interest. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by such person or entity.

(3) In calculating the percentage ownership for a given individual or group, the number of shares of Common Stock outstanding includes unissued shares subject to options, warrants, rights or other conversion privileges exercisable on or before November 14, 1998 held by such individual or group, but are not deemed outstanding by any other person or group.

(4) Includes 8,477,750 shares held by J. Breed, Ltd., a Texas limited partnership. J. Breed, Inc., a Texas corporation, is the general partner of
     J. Breed, Ltd. Mrs. Breed is the sole stockholder and director of J. Breed, Inc. and, consequently, is deemed to beneficially own all of the shares of Common Stock held by J. Breed, Ltd. Also includes 100 shares of Common Stock held as a joint tenant with Mrs. Breed's spouse.

(5) Includes 56,864 shares of Common Stock which may be acquired upon the exercise of stock options that are or will become exercisable on or before November 14, 1998. Excludes 400,000 shares of Common Stock that may be acquired pursuant to stock options exercisable if the trading price of the Common Stock exceeds certain specified levels.

(6) Excludes 400,000 shares of Common Stock that may be acquired pursuant to stock options exercisable if the trading price of the Common Stock exceeds certain specified levels.

(7) Includes 5,000 shares of Common Stock which may be acquired upon the exercise of stock options that are or will become exercisable on or before November 14, 1998.

(8) Includes 8,477,750 shares of Common Stock held by A. Breed, Ltd., a Texas limited partnership. A. Breed, Inc., a Texas corporation, is the general partner of A. Breed, Ltd. Mr. Breed is the sole stockholder and director of
     A. Breed, Inc. and, accordingly, is deemed to beneficially own all of the shares of Common Stock held by A. Breed, Ltd. Also includes 100 shares of Common Stock held as a joint tenant with Mr. Breed's spouse, and 139,702 shares held by the Breed Charitable Foundation. Mr. Breed is a trustee of the Breed Charitable Foundation and shares the power to vote and dispose of the Common Stock beneficially owned by the Foundation.

(9) Includes 13,349 shares of Common Stock which may be acquired upon the exercise of stock options that are or will become exercisable on or before November 14, 1998.

(10) Includes 17,174,995 shares of Common Stock which may be acquired by executive officers and directors upon the exercise of stock options which are or will become exercisable on or prior to November 14, 1998.

(11) A. Breed, Ltd. and J. Breed, Ltd. are both located at 1366 Winding Way, Cave Rock Estates, Nevada 89413.

(12) This information is based on a Schedule 13G filed with the Securities and Exchange Commission on July 9, 1998. Capital Research and Management Company's address is 333 South Hope Street, Los Angeles, CA 90071.

(13) Excludes 80,000 shares of Common Stock beneficially owned by Fidelity International Limited ("FIL"). Prior to June 30, 1998, FIL was a wholly owned subsidiary of Fidelity Management & Research Company, which is a wholly owed subsidiary of FMR Corp. On June 30, 1998, Fidelity Management & Research Company distributed all of the outstanding shares of FIL as a dividend to the shareholders of FMR Corp. FMR Corp. does not have the power to vote or dispose of these 80,000 shares and has taken the position that it does not beneficially own such shares. This information is based on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on March 10, 1998. FMR Corp's address is 82 Devonshire Street, Boston, MA 02109.

(14) This information is based on Amendment No. 2 to Schedule 13G filed with the
     Securities  and  Exchange   Commission  on  January  5,  1998.   Pioneering
     Management Corporation's address is 60 State Street, Boston, MA 02109.

(15) Includes One Series A preferred Share,  which is convertible into one share
     of   Common   Stock.    Siemens    Aktiengelsellschaft    is   located   at
     Wittelsbacharplatz 2, D-80333, Munich, Germany.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") all executive officers, directors and persons that beneficially own more than 10% of the Common Stock of the Company are required to file reports regarding the ownership of such Common Stock, options and stock appreciation rights and any changes in that ownership with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended June 30, 1998. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, the Company believes that all of these filing requirements were satisfied.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table The following table sets forth certain information concerning the compensation earned by the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") during fiscal 1996, 1997 and 1998.

                                                     Summary Compensation Table                  Long Term
                                                                                                Compensation
                                                       Annual Compensation (1)                  ------------
                                    ----------------------------------------------------------    Awards
                                                                                                  ------
                                                                                                Securities
                                                                                                Underlying
Name and Principal                  Fiscal                                    Other Annual      Options/SARS        All other
    Position                         Year       Salary ($)     Bonus ($)(2) Compensation($)(3)    (#)(4)        Compensation($)(5)
    --------                         ----       ----------     ------------ ------------------  ------------    ------------------

Johnnie Cordell Breed .............. 1998        $414,299        $      0        $ 27,341               0            $  4,500
Chief Executive Officer              1997        $331,749        $287,950        $ 17,115               0            $  4,500
                                     1996        $283,032        $220,000        $ 44,376               0            $  4,500

Charles J. Speranzella, Jr.......... 1998        $303,195        $      0        $ 25,339         458,804            $  4,500
Vice Chairman, President             1997        $210,784        $115,000        $ 58,881           7,485            $  4,500
 And Chief Operating Officer         1996        $198,672        $ 43,125        $ 74,461          90,607            $ 40,661


Robert M. Rapone (6) ............... 1998        $236,550        $      0        $ 75,005         400,000            $  4,500
Executive Vice President,                                                                                            $  4,500
 Worldwide Operations                                                                                                $  4,500

Frank J. Gnisci (6) ................ 1998        $157,706        $      0        $ 27,459          75,000            $  3,000
Executive Vice President
 And Chief Financial Officer

Allen K. Breed ..................... 1998        $342,119        $      0        $  3,419               0            $  4,500
Former Chief                         1997        $456,404        $456,404        $ 32,064               0            $  4,500
 Executive Officer                   1996        $455,812        $441,000        $ 36,466               0            $  4,500


Fred J. Musone (7) ................. 1998        $315,393        $      0        $ 33,906               0            $  4,500
Former President and
 Chief Operating Officer

----------
(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

(2) Amounts in this column represent bonuses earned under the Company's employee incentive program for the respective fiscal years. Amounts earned in any fiscal year are payable in the following fiscal year.

(3) Amounts in this column represent the value of certain executive benefits provided by the Company.

(4) The Company does not have a long-term compensation program that includes long-term incentive payouts. However, the 1994 Stock Incentive Plan adopted by the Stockholders on November 17, 1994, provides participants under the Plan performance-based compensation in the form of incentive stock options or restricted stock awards.

(5) Amounts shown in this column represent the Company's contributions under its tax-qualified and tax-deferred 401(k) savings plan, taxes paid by the Company, and income realized from the exercise of incentive stock options. The Company's 401(k) matching contribution was $4,500 to each of Messrs. Breed, Speranzella, Rapone, Gnisci and Mrs. Breed.

(6)  Joined the Company in September 1997.

(7) Mr. Musone joined the Company in September 1997 and resigned as President and Chief Operating Officer of the Company as of June 19, 1998.

Option Grants Table. The table below sets forth certain information relating to options granted during fiscal 1998 to each Named Executive Officer. No stock appreciation rights were granted to the executive officers during fiscal year 1998.

                                                      Option/SAR Grants in Last Fiscal Year
                                                              Individual Grants (1)
                                                ---------------------------------------------------
                                                                                                           Potential Realizable
                                                Number of    % of Total                                     Value at Assumed
                                                Securities     Options                                    Annual Rates of Stock
                                                Underlying    Granted to                                 Price Appreciation for
                                                 Options      Employees      Exercise                         Option Term ($)
                                                 Granted       in Fiscal    Price Per     Expiration     --------------------------
                                                  (#)(1)         Year        Share($)        Date               5%           10%
                                                ----------   -----------    ---------     ----------           ----         ----

Johnnie C. Breed .........................             --            --            --             --             --               --
Charles J.  Speranzella, Jr ..............          8,804          0.68%    $   24.06     09/01/2007     $   133,215     $   337,593
                                                  400,000         31.11%        21.25     05/20/2007       5,345,604      13,546,811
                                                   50,000          3.89%      19.1875     05/20/2008         603,346       1,528,997

Robert M. Rapone .........................        400,000         31.11%    $   21.25     09/01/2007     $ 5,345,604     $13,546,811

Frank J. Gnisci ..........................         25,000          1.94%    $   21.25     05/20/2008     $   334,100     $   846,676
                                                   50,000          3.89%      19.1875     09/01/2007         603,346       1,528,997

Allen K. Breed ...........................             --            --            --             --              --              --
Fred J. Musone ...........................             --            --            --             --              --              --

-------------
(1) All of the options are options to purchase Common Stock of the Company granted under the 1994 Stock Incentive Plan.

Aggregated Options Table. The table below sets forth certain information with respect to options held at the end of fiscal 1998 by each Named Executive Officer. No options were exercised during fiscal 1998.

                       Aggregated Option/SAR Exercises in
             Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                      Number of Securities      Value of Unexercised
                                                           Underlying               In-the-Money
                                                    Unexercised Options/SARS       Options/SARS at
                                                     at Fiscal Year-End (#)      Fiscal Year-End ($)
                                                          (Exercisable/            (Exercisable/
                                                          Unexercisable)          Unexercisable)(1)
                                                    ------------------------     -------------------

Johnnie Cordell Breed ........................               --                        --
Charles J. Speranzella, Jr ...................         44,148/521,081                  --
Robert M. Rapone .............................            0/400,000                    --
Frank J. Gnisci ..............................            0/75,000                     --
Allen K. Breed ...............................               --                        --
Fred J. Musone ...............................               --                        --

-------------
(1) Value based on the last price per share ($15.3125) of the Company's Common Stock on June 30, 1998, as reported on the New York Stock Exchange Composite Tape, less the exercise price.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. McCurdy and Negro. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

Overview of Executive Compensation Program. The Compensation Committee is responsible for, among other things, (i) reviewing and approving the Company's executive compensation program, (ii) determining the compensation for the Company's executive officers and (iii) administering the Company's employee benefit plans including its stock option plans, employee incentive plan and 401k plan.

Objectives of the Executive Compensation Program. The executive compensation program's objectives are to attract, retain and motivate a high quality executive team and to encourage that team to achieve profitable growth and thereby increase Stockholder value. To meet these objectives, the Company's executive compensation packages are intended to provide: (i) an overall level of compensation that is competitive; and (ii) incentive bonuses and stock-related compensation that reward achievement of business plan goals and earnings objectives.

Status and Outlook for Executive Compensation. The Compensation Committee approves annual compensation guidelines for the Company's executives which include salary ranges, salary increase percentage guidelines and incentive compensation standards and formulas tied to achievement of corporate goals. The Compensation Committee also establishes guidelines for the grant of non-executive stock-related compensation. In addition, the Compensation Committee establishes the compensation of the Chairman and President as well as approves the compensation of all other executive officers.

The Compensation Committee believes that the total compensation of the Company's executive officers is competitive with executive compensation of manufacturing companies comparable in size to the Company. In view of the growth of the Company through acquisitions, however, the Compensation Committee will continue to verify the competitiveness of total executive compensation while being sensitive to the financial position of the Company. In reviewing executive compensation, the Compensation Committee determined that it should shift its compensation strategy toward a greater reliance on options and incentive bonuses, and lesser reliance on salary, and has moved accordingly. In order to add even more emphasis on increasing Stockholder value, the main factor in the determination of any fiscal 1999 bonuses will be the Company's consolidated operating profit.

Determination of Compensation. For fiscal 1998, management set overall compensation within the range of compensation of executive officers with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. In addition to external market data, merit increases and bonuses were determined based on individual performance, the Company's financial performance and the achievement of certain non-financial corporate goals.

Determination of Incentive Compensation. Under existing policy, bonus levels are determined as a percentage of base salary for each executive position dependent upon current salary grade. Based upon the criteria established for the fiscal 1998 bonus incentive plan, bonuses were not awarded during fiscal 1998 to eligible executive officers.

Stock Options. Stock options were granted to executive officers eligible for the Company's Long Term Incentive Program under the provisions of the 1994 Stock Incentive Plan at an option price equal to market value of the Company's Common Stock on the date of grant and vest over a three-year period. Accordingly, the stock options are intended to motivate key management personnel to improve long-term performance.

Summary of Compensation of Chief Executive Officer. In fiscal 1998, the Company's Chairman and Chief Executive Officer, Johnnie C. Breed received a base salary of $456,400. Ms. Breed was not paid a bonus in fiscal 1998. Ms. Breed's bonus, as all other executive officers that participate in the bonus program, is based on the financial performance of the Company.

Employment and Severance Agreements. The Company is a party to employment agreements with Charles J. Speranzella, Jr. and Robert M. Rapone, which were entered into on October 27, 1997 and September 2, 1997, respectively (the "Employment Agreements"). Each Employment Agreement provides for the employee to devote his full business time and attention to the Company, and terminates four years after its inception unless earlier terminated as described below.

Mr. Speranzella's employment agreement (the "Speranzella Agreement") provides that he will serve as the Vice Chairman of the Board of Directors of the Company. The Speranzella Agreement provides for an annual base salary of $325,000 per year which may be increased at the discretion of the Board of Directors, as well as an annual bonus of up to 50% of his base salary which may be paid to Mr. Speranzella at the discretion of the Board of Directors.

Mr. Rapone's employment agreement (the "Rapone Agreement") provides that he will serve as the Executive Vice President of Worldwide Operations. The Rapone Agreement provides for an annual base salary of $300,000 per year which may be increased at the discretion of the Board of Directors, as well as an annual bonus of up to 45% of his base salary which may be paid to Mr. Rapone at the discretion of the Board of Directors. Each Employment Agreement also provides for reimbursement of reasonable business expenses, an automobile allowance, health insurance and, in the case of Mr. Rapone, payment of relocation expenses.

Under the provisions of the Employment Agreements, both Mr. Speranzella and Mr. Rapone have been granted options to purchase 400,000 shares of Common Stock of the Company at $21.25 per share (the "Incentive Options"). The Incentive Options vest over a three-year period based upon the price of the Company's Common Stock reaching certain targeted levels. Additionally, the Employment Agreements provide that Mr. Speranzella and Mr. Rapone are to receive on each of the first, second and third anniversaries of their Employment Agreements options to purchase 100,000 shares of Common Stock at the market price of the Company's Common Stock on the date of the grant (the "Annual Options"). Each of the Annual Options vests one year from the date of the grant.

The Employment Agreements are terminable upon the death or disability of the employee, by the Company for "Cause" (as defined in the Employment Agreements), by the Company without Cause, by the employee in the event that the employee's base salary or responsibilities are reduced by the Company ("Changed Circumstances"), or by the employee on the occurrence of a change in control (as defined in the Employment Agreements). Each Employment Agreement provides that, in the event the employee's employment is terminated without Cause, for a change in control or for Changed Circumstances, such employee is to be paid as severance all base salary (exclusive of bonus), auto allowance, health and welfare benefits, 401k company contributions through the end of the Employment Agreement term. If the employee is terminated as a result of a change in control, the employee is to be paid an amount equal to three times his annual base salary in effect at the time of termination, plus an amount equal to three times the amount of the highest annual bonus awarded to the employee during the three immediately preceding years as well as other allowances as discussed in the preceding sentence. The Employment Agreements also subject the employees to non-compete, non-solicitation and confidentiality restrictions.

During the past fiscal year, the Company was also party to an employment agreement with Fred J. Musone which was entered into on September 2, 1997 (the "Musone Agreement") which provides for Mr. Musone to be retained by the Company as its President and Chief Operating Officer. On June 18, 1998 the Company and Mr. Musone amended the Musone Agreement whereby Mr. Musone resigned from the Company and received from the Company: (i) a severance allowance of $986,524 payable in three installments through January 2, 1999, and (ii) continuing health and welfare benefits payable by the Company for 24 months following the date of resignation. Mr. Musone is subject to continuing non-compete, non-solicitation and confidentiality restrictions.

The Company is party to a severance agreement with Frank J. Gnisci dated August 12, 1997 (the "Severance Agreement"). Under the terms of the Severance Agreement, if the Company terminates Mr. Gnisci's employment for any reason other than cause (as defined in the Severance Agreement) or substantially reduces Mr. Gnisci's base salary or job functions, Mr. Gnisci is entitled to receive from the Company a continuation of his then current annual base salary and certain health and insurance benefits for a period of up to twelve months. If during the twelve month period Mr. Gnisci accepts employment with an annual base salary less than the annual base salary paid to him by the Company, the Company is obligated to pay to Mr. Gnisci the difference between such salary levels. In the event Mr. Gnisci accepts employment with an annual base salary in excess of that paid to him by the Company, the Company is not obligated to make any further severance payment to Mr. Gnisci.

Compliance with Internal Revenue Code Section 162(m). The Compensation Committee has reviewed the applicability of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year. The Compensation Committee does not anticipate that compensation subject to this threshold will be paid to any executive officer of the Company during fiscal 1998. The Committee intends to periodically review the potential consequences of
Section 162 (m) and may structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162
(m).

                                      Compensation Committee


                                      LARRY W. MCCURDY
                                      ALBERTO NEGRO

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities act of 1933, as amended, or under the Exchange Act (together, the "Acts") except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total stockholder return (assuming the reinvestment of dividends) on the Common Stock of the Company with the cumulative total return on (i) the Standard & Poor's 500 Composite Index and
(ii) a peer group index* selected by the Company which includes six publicly traded companies within the Company's industry. The table assumes the investment of $100 on November 13, 1992, in the Company's Common Stock, the Standard and Poor's 500 Composite Index and in the peer group index and, in each case, the reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG BREED TECHNOLOGIES, INC. THE S&P 500 INDEX
                                AND A PEER GROUP

                               [GRAPHIC OMITTED]



*The peer group index reflects the stock performance of the following companies:
Morton International ASP/Autoliv, Inc., Simpson Industries, Inc., TRW, Inc., OEA, Inc., Superior Industries International, Inc. and Modine Manufacturing Company.

The stock price performance graph shall not be deemed incorporated by reference by any general statements incorporating by reference this Proxy Statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Any proposal that a Stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, P.O. Box 33050, 5300 Old Tampa Highway, Lakeland, Florida 33807-3050, no later than June 15, 1999, in order to be considered for inclusion in the Proxy Statement relating to that meeting. A Stockholder is eligible to present proposals if, at the time he or she submits the proposals, the Stockholder shall be a beneficial owner or record holder of at least 1% or $1,000 in market value of Common Stock and has held such shares for at least one year, and the Stockholder continues to own such shares through the date on which the meeting is held.

OTHER MATTERS

The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,


LIZANNE GUPTILL, Secretary

September 28, 1998